AMENDMENT NUMBER 1 TO RESTATED EMPLOYMENT AGREEMENT

AMENDMENT NUMBER 1 TO RESTATED EMPLOYMENT AGREEMENT (“Amendment No. 1”), dated as of June 30, 2006 by and between DOV PHARMACEUTICAL, INC., a Delaware corporation (the “Company”) and PHIL SKOLNICK (the “Executive”).

WITNESSETH:

WHEREAS, the Company and Executive entered into a Restated Employment Agreement dated as of January 9, 2004 (the “Employment Agreement”);

WHEREAS, the Company and the Executive both desire to modify certain provisions of the Employment Agreement;

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Employment Agreement.

NOW, THEREFORE, the parties mutually agree as follows:

1. Section 1.01 “Term” of the Employment Agreement shall be deleted from the Employment Agreement and replaced with the following provision:

Section 1.01. Term. The initial term of this Employment Agreement shall commence on expiration of the Executive’s previous employment contract (January 19, 2004), and, unless sooner terminated pursuant to Article III hereof, shall terminate on June 30, 2008 (the “Initial Employment Period”). Unless sooner terminated pursuant to Article III, the parties may by written agreement renew this Agreement for one year (each such one-year period hereinafter referred to as a “Renewal Period”; the Initial Employment Period and all Renewal Periods hereinafter (if any) referred to as the “Employment Period”).

2. Section 1.02 “Position” of the Employment Agreement shall be deleted from the Employment Agreement and replaced with the following provision:

Section 1.02. Position. The Company shall employ the Executive and the Executive shall serve as Executive Vice President and Chief Scientific Officer during the Employment Period.

3. Paragraph (a) of Section 1.03 “Duties” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 1.03.  Duties. (a) Subject to the responsibility vested in the Board of Directors of the Company (the “Board”) under the General Corporation Law of the State of Delaware, the Executive shall have such responsibility and authority as are customarily possessed and exercisable by the Executive Vice President and Chief Scientific Officer of a corporation. The Executive shall also perform such other executive and administrative duties (not inconsistent with the position of Executive Vice President and Chief Scientific Officer) as the Executive may reasonably be expected to be capable of performing on behalf of the Company and any subsidiaries and affiliates of the Company as may from time to time be authorized or directed by the Board.

4.   Paragraph (b) of Section 2.03 “Other Benefits” shall be deleted from the Employment Agreement and replaced with the following provision:

(b) The Executive shall be eligible to participate further in the Company’s stock option program. The terms of existing options held by the Executive shall be governed by the existing stock option agreement(s) with the Company, and the terms of any additional options (including the 100,000 options and 350,000 options referred to below) shall be governed by the Company’s standard stock option agreement in use at the time of grant, which will incorporate the terms established by the Company’s stock option plan as the same may be amended from time to time; provided, however, that except to the extent provided below with respect to the 100,000 options referred to below, the Executive’s options to the extent not vested shall vest upon a termination of employment pursuant to Section 3.01(d), Section 3.03(a) or Section 3.04 but be exercisable during the post-employment period for 90 days from the date of termination.

On January 9, 2004, the Executive was granted options to purchase 100,000 shares of the Company’s common stock at an exercise price determined by the closing price on January 9, 2004, vesting half in 18 months of full time employment and the balance vesting ratably quarterly over the subsequent 18 months of full time employment. The other terms of such options shall be governed by the Company’s stock option agreement in use at the time of grant, which will incorporate the terms established by the Company’s stock option plan as the same may be amended from time to time; provided, however, that with respect to these 100,000 options, such options to the extent not vested shall accelerate and vest fully upon a termination of employment pursuant to Sections 3.01(d) and 3.03(a) and accelerate and vest ratably upon a termination pursuant to Section 3.04 in accordance with the following sentence. 25,000 options to the extent not vested shall accelerate and vest upon a termination pursuant to Section 3.04 during the first year after the date of grant, 62,500 options to the extent not vested shall accelerate and vest upon such a termination during the second year after the date of grant, and 100,000 options to the extent not vested shall accelerate and vest upon such a termination during the third year after the date of grant. The period of exercisability of such options during the Executive’s post-employment period shall be 90 days from the date of termination.

On June 30, 2006, the Executive shall be granted options to purchase 350,000 shares of the Company’s stock at an exercise price determined by the closing price on the grant date. Such options shall vest ratably annually over four years. The other terms of such options shall be governed by the Company’s standard stock option agreement in use at the time of grant, which will incorporate the terms established by the Company’s stock option plan as the same may be amended from time to time; provided, however, that such options to the extent not vested shall vest upon a termination of employment pursuant to Section 3.01(d), Section 3.03(a) or Section 3.04 but be exercisable during the post-employment period for 90 days from the date of termination.

5.  Paragraph (d) of Section 3.01 “Termination of Employment by Company” shall be deleted from the Employment Agreement and replaced with the following provision:

(d) In the case of termination of the Executive by the Company other than pursuant to Section 3.01(a) or Section 3.02, the Company shall be obligated to pay the Executive and the Executive shall be entitled to receive, in complete and total satisfaction of the obligations of the Company hereunder, an amount equal to the greater of (i) Basic Compensation for the period commencing on the date of such termination and ending June 30, 2008, and (ii) Basic Compensation for the period commencing on the date of such termination and ending on the date that is twelve (12) months thereafter. Basic Compensation shall be paid at the intervals set forth in Article II.

6. Section 3.03 “Termination of Employment by the Executive” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 3.03.  Termination of Employment by the Executive. (a) If during the Employment Period there should occur any of the following events (each of the following being an event giving the Executive the right to resign for “Good Reason”): (i) a change in the title and/or responsibilities of the Executive, such that the Executive is no longer functionally the Executive Vice President and Chief Scientific Officer of the Company and no longer has such responsibilities and authorities as are customarily exercisable by the Executive Vice President and Chief Scientific Officer of a corporation, (ii) a failure by the Company to provide the Executive with Basic Compensation, Incentive Compensation (if applicable) or Benefits, other than a failure that is not in bad faith and is remedied by the Company within 15 days after receipt of notice thereof given by the Executive, or (iii) a breach by the Company of a material term of this Agreement that is not remedied by the Company within 15 days of notice thereof by the Executive, the Executive may elect to terminate her employment by notice to the Company (subject to Article IV hereof). If the Executive exercises such election, the Employment Period shall terminate effective upon the later to occur of (x) receipt of such notice by the Company and (y) expiration of the 15-day period referred to in Section 3.03(a)(ii) or (iii).

(b) If the Executive exercises his election to terminate pursuant to Section 3.03(a), the Company shall be obligated to pay the Executive and the Executive shall be entitled to receive, in complete and total satisfaction of the obligations of the Company hereunder, an amount equal to the greater of (i) Basic Compensation for the period commencing on the date of such termination and ending June 30, 2008, and (ii) Basic Compensation for the period commencing on the date of such termination and ending on the date that is twelve (12) months thereafter. Basic Compensation shall be paid at the intervals set forth in Article II.

(c) If the Executive terminates this Employment Agreement for any reason other than those contained in Sections 3.03(a) or 3.04, the rights and obligations of the parties hereunder shall terminate immediately (except as otherwise provided in Article IV) and the Employment Period shall terminate immediately except that the Executive shall be entitled to receive, in complete and total satisfaction of the obligations of the Company hereunder, his Basic Compensation, Incentive Compensation and Benefits through the date of such termination.

7.  Section 3.04 “Change of Control” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 3.04.  Change of Control. In the event the Executive terminates his employment within six months following a Change of Control (as defined in Section 3.05), the Company shall be obligated to pay the Executive, and the Executive shall be entitled to receive in complete and total satisfaction of the obligations of the Company hereunder, an amount equal to the greater of (i) Basic Compensation for the period commencing on the date of such termination and ending June 30, 2008, and (ii) Basic Compensation for the period commencing on the date of such termination and ending on the date that is twelve (12) months thereafter.

8.  Section 5.01 “Services as Officer or Director” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 5.01.  Services as Officer or Director. During the Employment Period, the Executive shall, if elected or appointed, serve as a director of the Company and as an officer and director of all current and future subsidiaries and affiliates of the Company without any additional compensation for such services provided that the Executive shall be provided with reasonable and customary directors and officers insurance if any such corporation is or becomes publicly held and further provided that the Company shall cause any such subsidiary and affiliate to save the Executive harmless from any and all liability arising out of the performance of the Executive’s duties as director and officer. In the event the Employment Period is terminated for any reason, the Executive shall immediately resign from all of such director and/or officer positions.

9.  Section 5.03 “Notices” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 5.03.  Notices. Any notice or request required or permitted to be given under this Employment Agreement shall be sufficient if in writing and delivered personally or sent by registered mail, return receipt requested, to the addresses set forth below or to any other address designated by either party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery thereof or three days after the date of such mailing thereof, as the case may be.

If to the Executive, to:

Phil Skolnick
C/O DOV Pharmaceutical, Inc.
150 Pierce Street
Somerset, NJ 08873

If to the Company, to:

DOV Pharmaceutical, Inc.
150 Pierce Street
Somerset, NJ 08873
Attn: General Counsel

10.  Section 5.9 “Entire Agreement; Amendments” shall be deleted from the Employment Agreement and replaced with the following provision:

Section 5.9.  Entire Agreement; Amendments. This Agreement, as amended by Amendment No. 1 hereto, contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements or understandings between the parties hereto or any related parties. This Agreement may be amended only pursuant to a writing signed by both parties hereto.

11. All other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

DOV PHARMACEUTICAL, INC.

By: /s/ Arnold Lippa	/s/ Phil Skolnick
Name: Arnold Lippa Title: Chairman of the Board	Phil Skolnick